SECOND AMENDMENT

This Second Amendment (the "Amendment") is made and entered into as of the 16th day of January, 2007 by and between S & C DEVELOPMENT COMPANY, LLC ("Landlord”) and SCP DISTRIBUTORS, LLC ("Tenant").

WITNESSETH

A.
WHEREAS, Landlord and Tenant are parties to that certain lease dated October 19, 1999 for space currently containing approximately 12,500 square feet (the “Premises”) and the address of which is 21476 Marion Lane, Mandeville, Louisiana 70471, which lease has been previously amended by Lease Amendment No. One dated May 26, 2000 (collectively, the “Lease”); and

B.	WHEREAS, Tenant and Landlord mutually desire that the Lease be amended on and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.
Extension. The Lease Term is hereby extended for a period of seven (7) years and shall expire on December 31, 2013 ("Extended Expiration Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Expiration Date ("Extension Date") and ending on the Extended Expiration Date shall be referred to herein as the "Extended Term".

II.	Monthly Rent. As of the Extension Date, the schedule of monthly installments of Base Rental payable with respect to the Premises during the Extended Term is the following:

A.	Twelve (12) equal installments of $7,031.25 each payable on or before the first day of each month during the period beginning January 1, 2007 and ending December 31, 2007.

B.	Twelve (12) equal installments of $7,242.19 each payable on or before the first day of each month during the period beginning January 1, 2008 and ending December 31, 2008.

C.	Twelve (12) equal installments of $7,459.45 each payable on or before the first day of each month during the period beginning January 1, 2009 and ending December 31, 2009.

D.	Twelve (12) equal installments of $7,683.24 each payable on or before the first day of each month during the period beginning January 1, 2010 and ending December 31, 2010.

E.	Twelve (12) equal installments of $7,913.73 each payable on or before the first day of each month during the period beginning January 1, 2011 and ending December 31, 2011.

F.	Twelve (12) equal installments of $8,151.15 each payable on or before the first day of each month during the period beginning January 1, 2012 and ending December 31, 2012.

G.	Twelve (12) equal installments of $8,395.68 each payable on or before the first day of each month during the period beginning January 1, 2013 and ending December 31, 2013.

III.
Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section) the Lease shall be amended in the following additional respects:

A.
Tenant shall have the option (the “Option”) to extend the Lease Term for one (1) additional term of seven (7) years (the “Extended Term”) on all of the same terms and conditions set forth in the Lease. To exercise the Option, Tenant shall notify Landlord in writing ninety (90) days prior to the expiration of the Lease Term or Extended Term.

B.
Landlord agrees and confirms that there are no offsets or credits against Rent, no Rent has been paid in advance, and no Rent, fees, dues, expenses, or other amounts are presently due and/or owing under the Lease as of this Amendment Date.  Landlord further agrees and confirms that there are no existing claims or causes of action against Tenant arising out of or related to the Lease, nor are there any existing defenses which Landlord has against the enforcement of the Lease by Tenant, and to the extent such claims and defenses exist, same are hereby waived.  Landlord agrees to and does hereby release and forever discharge Tenant from all financial and other liability arising under the Lease or resulting from Tenant’s lease, use or occupancy of the leased premises and surrounding area.  Landlord recognizes that Tenant is relying on the foregoing representations and agreement in deciding to amend or extend the Lease.

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESSES:      LANDLORD:
            S & C DEVELOPMENT COMPANY, LLC

/s/ Linda G. Niette                       By:/s/ A. David Cook
    Name: A. David Cook
/s/ Melany Graham                                 Title:Owner/Manager
    Date: 01/17/2007

WITNESSES:        TENANT:
SCP DISTRIBUTORS, LLC

/s/ Cami Lowther          By:/s/ Stephen C Nelson
    Name: Stephen C. Nelson
/s/ J Bennett                              Title:  Vice President
    Date: 01/16/2007